Exhibit 99.1

System1, Inc.
Unaudited Statements of Operations
(in thousands)

	QTD	QTD	QTD	QTD	QTD	QTD	QTD	QTD	YTD	YTD	YTD	YTD	YTD	YTD
	31-Dec-25	**30-Sep-25**	**30-Jun-25**	**31-Mar-25**	**31-Dec-24**	**30-Sep-24**	**30-Jun-24**	**31-Mar-24**	**31-Dec-25**	**30-Sep-25**	**30-Jun-25**	**31-Dec-24**	**30-Sep-24**	**30-Jun-24**
Revenue	51,940	61,561	78,116	74,513	75,594	88,832	94,581	84,917	266,129	214,189	152,628	343,925	268,330	179,498
Operating cost and expenses:														
Cost of revenues	30,626	38,818	50,213	46,077	43,777	63,999	68,507	66,319	165,734	135,108	96,290	242,602	198,825	134,826
Salaries, commissions, and benefits	20,108	21,354	26,297	24,988	25,915	29,177	33,937	24,483	92,747	72,639	51,285	113,512	87,597	58,420
Selling, general, and administrative	18,651	16,953	17,510	16,574	17,806	17,472	21,223	19,911	69,688	51,038	34,085	76,411	58,606	41,134
Total operating costs and expenses	69,385	77,125	94,020	87,639	87,498	110,648	123,667	110,712	328,169	258,785	181,659	432,525	345,028	234,379
Operating income	(17,445)	(15,565)	(15,904)	(13,127)	(11,903)	(21,816)	(29,086)	(25,795)	(62,040)	(44,596)	(29,031)	(88,601)	(76,698)	(54,881)
Loss (gain) on fair value of warrants	(304)	(71)	68	32	(915)	281	(1,501)	(251)	(275)	29	100	(2,386)	(1,471)	(1,752)
Loss on extinguishment of related-party debt	-	-	-	-	-	-	(433)	(19,676)	-	-	-	(20,109)	(20,109)	(20,109)
Realized tax benefit	(5,253)								(5,253)	-	-	-	-	-
Interest expense	6,304	7,052	7,116	7,085	7,764	7,957	7,871	7,970	27,557	21,253	14,201	31,562	23,799	15,841
Income (loss) from continuing operations before income tax	(18,191)	(22,547)	(23,087)	(20,244)	(18,752)	(30,054)	(35,023)	(13,839)	(84,069)	(65,878)	(43,331)	(97,668)	(78,916)	(48,862)
Income tax expense	(398)	(543)	(1,547)	(387)	(729)	585	(178)	(48)	(2,875)	(2,477)	(1,934)	(370)	359	(226)
Net income (loss) from continuing operations	(17,793)	(22,004)	(21,540)	(19,857)	(18,023)	(30,639)	(34,845)	(13,791)	(81,193)	(63,400)	(41,397)	(97,298)	(79,275)	(48,636)
Net Income (Loss) Attributable to Noncontrolling Interest	(4,309)	(3,487)	(4,079)	(3,973)	(3,862)	(7,037)	(8,472)	(3,254)	(15,848)	(11,539)	(8,052)	(22,625)	(18,763)	(11,726)
Net income	(13,484)	(18,517)	(17,461)	(15,884)	(14,161)	(23,602)	(26,373)	(10,537)	(65,345)	(51,861)	(33,345)	(74,673)	(60,512)	(36,910)
Deprecation and amortization expense in Cost of revenues and Selling, general, and administrative:														
Cost of Revenues - D&A	13,557	13,343	13,091	13,050	12,884	12,828	12,709	12,620	53,041	39,484	26,141	51,041	38,157	25,329
SG&A - D&A	7,473	7,446	7,475	7,427	7,348	7,300	7,234	7,183	29,821	22,348	14,902	29,065	21,717	14,418
Total Depreciation & Amortization	**21,030**	**20,789**	**20,566**	**20,477**	**20,232**	**20,128**	**19,943**	**19,804**	**82,862**	**61,832**	**41,042**	**80,107**	**59,875**	**39,747**

Exhibit 99.1

System1, Inc
Non-GAAP Financials
(in thousands)

	QTD 31-Dec-25	QTD 30-Sep-25	QTD 30-Jun-25	QTD 31-Mar-25	QTD 31-Dec-24	QTD 30-Sep-24	QTD 30-Jun-24	QTD 31-Mar-24
Net income (loss) from continuing operations	**$ (17,793)**	**$ (22,004)**	**$ (21,540)**	**$ (19,857)**	**$ (18,023)**	**$ (30,639)**	**$ (34,845)**	**$ (13,791)**
Income tax expense	(398)	(543)	(1,547)	(387)	(729)	585	(178)	(48)
Interest expense	6,304	7,052	7,116	7,085	7,764	7,957	7,871	7,970
Depreciation & amortization	21,030	20,789	20,566	20,477	20,232	20,128	19,943	19,804
Other income/expense (1)	86	(209)	246	(39)	(111)	127	(36)	(97)
Stock-based compensation and distributions to Members (2)	1,286	2,833	4,542	2,651	4,567	3,783	3,442	3,971
Revaluation of non-cash warrant liability	(304)	(71)	68	32	(915)	281	(1,501)	(251)
Loss on Extinguishment of related-party debt	-	-	-	-	-	-	(433)	(19,676)
Realized tax receivable agreement	(5,253)	-	-	-	-	-	-	-
Costs related to acquisitions/business combinations	1,384	955	715	1,034	3,028	7,441	11,854	2,244
Other costs, including restructuring and legal settlements	1,828	1,079	1,557	1,091	2,067	683	3,810	297
Adjusted EBITDA	**$ 8,170**	**$ 9,882**	**$ 11,722**	**$ 12,085**	**$ 17,880**	**$ 10,346**	**$ 9,927**	**$ 423**

	YTD 31-Dec-25	YTD 30-Sep-25	YTD 30-Jun-25	YTD 31-Dec-24	YTD 30-Sep-24	YTD 30-Jun-24
Net income (loss) from continuing operations	**$ (81,193)**	**$ (63,401)**	**$ (41,397)**	**$ (97,298)**	**$ (79,275)**	**$ (48,636)**
Income tax expense	(2,875)	(2,477)	(1,934)	(370)	359	(226)
Interest expense	27,557	21,253	14,201	31,562	23,799	15,841
Depreciation & amortization	82,862	61,832	41,042	80,107	59,875	39,747
Other income/expense (1)	84	(2)	207	(117)	(6)	(133)
Stock-based compensation and distributions to Members (2)	11,312	10,025	7,193	15,763	11,197	7,413
Revaluation of non-cash warrant liability	(275)	29	100	(2,386)	(1,471)	(1,752)
Loss on Extinguishment of related-party debt	-	-	-	(20,109)	(20,109)	(20,109)
Realized tax receivable agreement	(5,253)	-	-	-	-	-
Costs related to acquisitions/business combinations	4,087	2,704	1,749	24,567	21,539	14,098
Other costs, including restructuring and legal settlements	5,554	3,727	2,648	6,857	4,790	4,107
Adjusted EBITDA	**$ 41,859**	**$ 33,689**	**$ 23,807**	**$ 38,577**	**$ 20,697**	**$ 10,350**

(1) Non-cash adjustments related to foreign exchange and asset disposals
(2) Comprised of distributions to equity holders and non-cash stock-based compensation

Exhibit 99.1

System1, Inc
Non-Financial Metrcis
(In thousands except ratios)

	QTD 31-Dec-25	QTD 30-Sep-25	QTD 30-Jun-25	QTD 31-Mar-25	QTD 31-Dec-24	QTD 30-Sep-24	QTD 30-Jun-24	QTD 31-Mar-24
Marketing								
Platform Revenue (1)	$ 80,074	$ 100,612	$ 134,559	$ 107,717	$ 119,989	$ 130,162	$ 143,819	$ 126,800
GAAP Revenue	$ 27,432	$ 39,064	$ 54,143	$ 52,250	$ 48,520	$ 68,083	$ 76,654	$ 70,131
Traffic Acquisition Cost (TAC) (2)	$ 66,656	$ 83,965	$ 114,925	$ 85,930	$ 99,187	$ 110,770	$ 120,197	$ 107,143
Return on TAC (3)	**120%**	**120%**	**117%**	**125%**	**121%**	**118%**	**120%**	**118%**
Products								
GAAP Revenue	$ 24,508	$ 22,496	$ 23,973	$ 22,263	$ 27,074	$ 20,749	$ 17,927	$ 14,787
Sessions (4)	590,316	584,651	522,452	475,741	520,015	473,428	464,929	435,850
RPS (5)	**$0.04**	**$0.04**	**$0.05**	**$0.05**	**$0.05**	**$0.04**	**$0.04**	**$0.03**

	YTD 31-Dec-25	YTD 30-Sep-25	YTD 30-Jun-25	YTD 31-Dec-24	YTD 30-Sep-24	YTD 30-Jun-24
Marketing						
Platform Revenue (1)	$ 422,962	$ 342,888	$ 242,275	$ 520,770	$ 400,781	$ 270,619
GAAP Revenue	$ 172,889	$ 145,457	$ 106,392	$ 263,388	$ 214,868	$ 146,785
Traffic Acquisition Cost (TAC) (2)	$ 351,476	$ 284,820	$ 200,855	$ 437,298	$ 338,111	$ 227,340
Return on TAC (3)	**120%**	**120%**	**121%**	**119%**	**119%**	**119%**
Products						
GAAP Revenue	$ 93,241	$ 68,732	$ 46,236	$ 80,536	$ 53,462	$ 32,713
Sessions (4)	2,173,160	1,582,844	998,193	1,894,221	1,374,206	900,779
RPS (5)	**$0.04**	**$0.04**	**$0.05**	**$0.04**	**$0.04**	**$0.04**

(1) Platform revenue is the revenue paid to the Company by its advertising partners before payments are made to Network partners

(2) Traffic Acquisition Cost is defined as Advertising Spend + Agency Fees + Network Partner Rev Share. Advertising spend is the amount of advertising that is spent to acquire traffic. Agency fees are the amount of costs for agencies acquiring traffic to Owned & Operated websites

(3) Return on TAC is defined as Marketing Platform Revenue divided by Traffic Acquisition Costs

(4) Sessions are the total number of monetizable user visits to Products websites

(5) RPS is GAAP Revenue divided by Sessions